UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                             SAC TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                             SAC TECHNOLOGIES, INC.
                           1285 CORPORATE CENTER DRIVE
                                  SUITE NO. 175
                             EAGAN, MINNESOTA 55121


Dear Shareholder:


         You are cordially invited to attend a Special Meeting of Shareholders (the "Meeting") of SAC Technologies, Inc., d/b/a BIO-key International (the "Company"), which will be held at Best Western Yankee Square Inn, 3450 Washington Drive, Eagan, Minnesota, on Wednesday, February 27, 2002 at 1:30 P.M. Central Time. Your Board of Directors and management look forward to meeting shareholders able to attend.

         As shareholders, you are being asked to approve amendments to our Amended and Restated Articles of Incorporation ("Articles of Incorporation") to increase the number of shares of common stock we are authorized to issue from 20,000,000 to 60,000,000 and to change our name from "SAC Technologies, Inc." to "BIO-key International, Inc." No other business will be considered at the Meeting. Your Board of Directors recommends a vote FOR the approval of the amendments to our Articles of Incorporation.


         Over the last six months, while operating on restricted budgets, our efforts have resulted in significant advancements in product development, market engagement and meeting the objectives of our business plan. In order to take advantage of the opportunities that now present themselves, to increase shareholder value and to build the infrastructure necessary for us to compete in the biometric market place, we remain in need of and are seeking additional capital.

         We recently completed the first steps to attracting additional capital by restructuring our existing financing. As explained in greater detail in the attached Proxy Statement, we entered into a recapitalization transaction pursuant to which we were able to convert approximately $4.6 million of short term debt into long term obligations, raise $1,065,000 of additional financing and obtain a commitment for an additional $1,080,000. In order to complete this transaction, we issued promissory notes and debentures which are convertible into shares of common stock which exceed the number of shares we are authorized to issue.

         Under the terms of our agreement, and in order to obtain any additional financing under the agreement, we are required to amend our Articles of Incorporation to increase the number of shares we are authorized to issue. In order to do this, we need your approval. Failure to approve this amendment will result in our being in default under the promissory note we issued in the transaction which is secured by a pledge of substantially all of our assets.


         This transaction was required in order to raise the financing necessary to continue to execute our business plan and keep us moving forward in the marketplace. Your Board of Directors and management believe that this was the only alternative available to enable us to continue operations and provide our shareholders with an opportunity to realize any future value. We also believe that we are now better positioned to attract additional capital to help us capture a share of the growing biometric market, provided that we can obtain shareholder approval of the proposed amendments to our Articles of Incorporation. For these and the reasons set forth in greater detail in the attached Proxy Statement, we recommend and strongly urge each shareholder to vote FOR the proposed amendments to our Articles of Incorporation.

         Regardless of the number of shares you own, even if you plan to attend the Meeting, it is very important that your shares be represented and voted at the Meeting. We ask that you promptly complete, sign, date and mail the enclosed proxy voting FOR both proposals. A non-voted proxy or an abstention is the same as a vote against, so please vote FOR both proposals and mail today.

         We wish to thank our shareholders for their participation and support.

                                        Sincerely,


                                        -----------------------------
                                        Jeffry R. Brown
                                        Chairman of the Board and
                                        Chief Executive Officer

PLEASE CAREFULLY READ THIS LETTER AND THE ATTACHED PROXY STATEMENT. YOUR VOTE FOR THE PROPOSALS IS NEEDED.

                             SAC TECHNOLOGIES, INC.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 27, 2002


To the Shareholders:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of SAC Technologies, Inc. (the "Company") will be held at Best Western Yankee Square Inn, 3450 Washington Drive, Eagan, Minnesota, 55121, on Wednesday, February 27, 2002 at 1:30 P.M. Central Time for the following purposes:

                  (1) To authorize an amendment to the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") to increase the number of shares of common stock the Company is authorized to issue from 20,000,000 to 60,000,000; and


                  (2) To authorize an amendment to the Company's Articles of Incorporation to change the Company's name from "SAC Technologies, Inc." to "BIO-key International, Inc."


         No other business will be considered at the Meeting.

         Only shareholders of record as of the close of business on January 3, 2002 will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

         All shareholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                                        By Order of the Board of Directors,


                                        ----------------------
                                        Jeffry R. Brown
                                        Chairman of the Board and
                                        Chief Executive Officer


Eagan, Minnesota
January 8, 2002





                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                   RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             SAC TECHNOLOGIES, INC.
                   1285 CORPORATE CENTER DRIVE, SUITE NO. 175
                             EAGAN, MINNESOTA 55121

                                 PROXY STATEMENT


         The enclosed proxy is solicited on behalf of the Board of Directors of SAC Technologies, Inc. (the "Company") to be voted at the Special Meeting of Shareholders (the "Meeting") of the Company to be held at Best Western Yankee Square Inn, 3450 Washington Drive, Eagan, Minnesota, 55121, on Wednesday, February 27, 2002 at 1:30 P.M. Central Time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The proxy solicitation materials were mailed on or about January 11, 2002 to all shareholders entitled to vote at the Meeting.


RECORD DATE AND SHARE OWNERSHIP

         Shareholders of record at the close of business on January 3, 2002 (the "Record Date") are entitled to notice of and to vote at the Meeting, and at any adjournment(s) or postponement(s) thereof. At the Record Date, 12,528,346 shares of common stock, $.01 par value per share, were issued and outstanding.


REVOCABILITY OF PROXIES

         The execution of a proxy will not affect a shareholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the vote at the Meeting by filing with an officer of the Company either (i) a written notice of revocation; or (ii) a proxy bearing a later date than the most recently submitted proxy. Attendance at the Meeting will not, by itself, revoke a proxy.

         The mailing address of the Company's executive office is 1285 Corporate Center Drive, Suite No. 175, Eagan, Minnesota, 55121.

VOTING AND SOLICITATION


         Each share of common stock is entitled to one vote. The affirmative vote of a majority of the outstanding shares of common stock is required to approve the amendments to the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") to increase the number of shares of common stock the Company is authorized to issue from 20,000,000 to 60,000,000 and to change the Company's name from "SAC Technologies, Inc." to "BIO-key International, Inc." No other business will be considered at the Meeting.


         Proxies which are validly executed by shareholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors. For the reasons set forth in more detail in this Proxy Statement, the Board of Directors recommends a vote FOR the approval of the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 60,000,000 and FOR the approval of the amendment to the Company's Articles of Incorporation to change the Company's name to "BIO-key International, Inc."


         The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The Company's bylaws provide that the shareholders holding a majority of the outstanding shares entitled to vote on the Record Date must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but will not be counted in voting on the amendments to the Company's Articles of Incorporation.

                                   PROPOSAL 1

             AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
          INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS
                AUTHORIZED TO ISSUE FROM 20,000,000 TO 60,000,000

         The Company's Board of Directors has adopted and determined to submit to the shareholders of the Company a resolution to amend the Company's Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 20,000,000 to 60,000,000. A true and correct copy of the proposed amendment is attached hereto as Exhibit "A." The statements made in this Proxy Statement regarding this proposed amendment should be read in conjunction with and are qualified in their entirety by reference to Exhibit "A."

OUTSTANDING AND RESERVED SHARES

         The Company is currently authorized to issue 20,000,000 shares of common stock, $0.01 par value per share. As of the Record Date, there were outstanding 12,528,346 shares of common stock and a substantial number of additional securities convertible into shares of common stock. At this time, the Company has insufficient authorized but unissued shares to cover the exercise or conversion of these securities and is contractually obligated to increase the number of shares of common stock it is authorized to issue to 60,000,000. For this and the other reasons more fully set forth below, your Board of Directors recommends that shareholders vote FOR this Proposal.

RECAPITALIZATION TRANSACTION

         On November 26, 2001, the Company completed a comprehensive recapitalization transaction (the "Transaction") with The Shaar Fund, Ltd. (the "Fund"). As a result of the Transaction, the Company converted approximately $4.6 million of short term debt and accruals into long term convertible notes, obtained $1.065 million of additional funding, and issued shares of its newly designated Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B Shares"), in exchange for all of the issued and outstanding shares of its Series A Convertible Preferred Stock and all accrued dividends and interest due thereon. Notes in the principal amount of approximately $4 million are secured by a pledge of substantially all assets of the Company, including its intellectual property. Under the terms of the Transaction, the Fund agreed to provide up to $1.08 million of additional financing in monthly installments during the six (6) month period commencing March 1, 2002. The Fund's obligation to provide this financing is conditioned upon, among other things, the approval of this Proposal and the average closing bid prices of the Company's common stock during the calendar month preceding the advance exceeding $1.00 per share. All proceeds from the Transaction have or will be utilized for working capital and other general corporate purposes.

         Your Board of Directors believes that the Transaction has improved the Company's balance sheet and has better positioned the Company to execute its business plan. Your Board of Directors also believes that the continued survival of the Company is dependent upon obtaining additional financing from the Fund and other sources which cannot be done unless this Proposal is approved by the shareholders.

         The material terms of the convertible securities issued to the Fund in the Transaction are set forth below:


* 5% Convertible Debenture. A 5% Convertible Debenture in the principal amount of $539,625.93 was issued in exchange for the cancellation of an outstanding debenture in the principal amount of $418,000 and accrued interest of $121,625.93. The 5% Debenture is due September 30, 2003, accrues interest at the rate of 5% per annum payable quarterly in arrears commencing August 31, 2002, may be prepaid without penalty, and is convertible into shares of common stock at a per share conversion price equal to the lesser of $0.75 or a 22% discount to the average of the closing bid prices of the common stock during the five trading days preceding conversion. Assuming conversion as of the Record Date, the principal amount of the 5% Debenture would be convertible into 749,480 shares of common stock. In the event of a decline in the market price of the common stock, the Company will be required to issue an indeterminate number of additional shares of common stock upon conversion of the Debenture.


* No Interest Convertible Debenture. During the past two years, the Company has accrued fines and penalties under a registration rights agreement with the Fund in the amount of approximately $1,312,500. The Fund converted this accrual into a Convertible Debenture in the principal amount of $1,000,000. The Debenture is due September 30, 2003, does not accrue interest, may be prepaid without penalty, and is convertible into shares of common stock at a conversion price of $0.75 per share. The principal amount of the Debenture is convertible into 1,333,333 shares of common stock.

* Secured Convertible Note. During the past 18 months, the Company has obtained unsecured loans from the Fund in the aggregate principal amount of $2,770,000. The Fund converted this amount and associated accrued interest of $263,377.78 together with additional financing of $1,065,000 into a Convertible Note in the principal amount of $4,092,920. The Convertible Note is due September 30, 2003, is secured by a pledge of substantially all of the Company's assets, including its intellectual property, accrues interest at the rate of 10% per annum payable quarterly in arrears commencing September 30, 2002, may be prepaid without penalty and is convertible into shares of common stock at a conversion price of $0.75 per share. The security interest terminates upon the Company obtaining $5,000,000 of additional equity financing. The principal amount of the Note is convertible into 5,457,226 shares of common stock. Subject to the satisfaction of certain conditions, the Fund agreed to provide up to $1,080,000 of additional financing through monthly advances in the amount of $180,000 during the six (6) month period commencing March 1, 2002. The advances, if any, will be made pursuant to a Convertible Note on the terms described above.

* Series B Shares. The Company issued 21,430 Series B Shares in exchange for all 18,449 outstanding shares of Series A Convertible Preferred Stock and all accrued dividends and interest due thereon. The Series B Shares accrue dividends at the rate of 9% per annum which are payable semi annually in cash, or at the option of the Company in additional shares of common stock, are redeemable at the option of the Company and are convertible into shares of common stock at a per share conversion price equal to the lesser of $0.75 or a 22% discount to the average of the closing bid prices of the common stock during the five trading days preceding conversion. Assuming conversion as of the Record Date, the $2,143,000 face amount of the Series B Shares would be convertible into 2,976,388 shares of common stock. In the event of a decline in the market price of the common stock, the Company will be required to issue an indeterminate number of additional shares of common stock upon conversion of the Series B Shares.


* Warrants. The Company issued warrants to purchase 4,000,000 shares of common stock at an exercise price of $1.00 per share.

         Although the Debentures, the Secured Convertible Note, Series B Shares and Warrants may be converted into an aggregate of at least 13,647,892 shares of common stock, the terms of these securities preclude the Fund from exercising or converting such securities if such exercise or conversion would result in it beneficially owning in excess of 4.99% of the Company's common stock.

         Under its agreement with the Fund, the Company is required to increase the number of shares of common stock it is authorized to issue from 20,000,000 to 60,000,000 by no later than February 28, 2002. The Company's failure to do so would constitute an event of default under the Secured Convertible Note. If this were to occur, the Company would be required to immediately repay all outstanding amounts due under the Note. Since the Note is secured by the pledge of substantially all assets of the Company, the Company's failure to repay such indebtedness could result in the Fund foreclosing on the Company's assets. The Fund's obligation to provide additional financing to the Company is conditioned upon, among other things, the approval of this Proposal. Accordingly, in the event that this Proposal is not approved, the Fund would be under no obligation to provide any additional financing to the Company.

PURPOSES FOR AND EFFECTS OF PROPOSAL

         In addition to the securities recently issued to the Fund, the Company has issued options and warrants to purchase 5,634,265 additional shares of common stock to employees, consultants and others. The principal purpose for the Proposal is to comply with the Company's existing obligations to the Fund and to the holders of its other convertible securities and to avoid an immediate foreclosure on the Company's assets.

         As set forth in the Company's filings with the Securities and Exchange Commission, the Company anticipates that it will need substantial additional capital to fund the continued operation of its business and commercialize its technology and products. Unless this Proposal is approved, the Company will have virtually no ability to raise additional financing. In such event, the Fund would be under no obligation to provide any additional financing to the Company. In addition, since substantially all of the Company's assets have been pledged and the Company has no authorized but unissued shares of common stock available for future issuance, the Company would have no ability to raise any significant debt financing or any additional equity capital.

         In addition to the shares of common stock needed to meet the Company's existing obligations and to raise additional capital, the Company may need to issue additional shares of common stock for other corporate purposes, including stock splits, stock dividends or other obligations, acquisitions, or to attract or retain employees, advisors or consultants. In many of these situations the Company may be required to act quickly, such that obtaining shareholder approval to authorize the issuance of such additional shares would not be possible. Your Board of Directors believes that it is important to have the flexibility to act promptly and in the best interests of the Company's shareholders.

         The additional shares of common stock to be authorized by this Proposal would be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or rules of any stock exchange on which the Company's common stock may be listed. As of the date of this Proxy Statement, the Company's common stock is not listed on Nasdaq or any stock exchange.

         The additional shares of common stock to be authorized by this Proposal would have identical rights to the currently outstanding shares of common stock. Increasing the number of shares of common stock the Company is authorized to issue and the issuance of any such additional shares would not affect the rights of the holders of currently outstanding shares of common stock, except for effects that are incidental to the increase, such as dilution of any earnings per share and reduction of the relative voting rights of such current holders. Holders of common stock do not have preemptive rights to subscribe for or purchase any part of any issue of common stock or securities convertible into common stock.


         Although neither the Board of Directors nor the management of the Company views this proposal as an anti-takeover measure, the Company could use authorized but unissued common stock to frustrate persons seeking to affect a takeover or otherwise gain control of the Company. For example, the Company could privately place shares of the common stock with purchasers who might side with the Board of Directors in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal the Bylaws or certain provisions of the Articles of Incorporation would receive the requisite vote.


CONCLUSION

         Your Board of Directors believes that the Company's continued survival and ability to obtain additional financing from the Fund or any other source is dependent upon approval of this Proposal. For all of the forgoing reasons, your Board of Directors recommends that shareholders vote FOR this Proposal.

                           VOTE REQUIRED FOR APPROVAL

         Under applicable Minnesota law and the Articles of Incorporation, approval of Proposal 1 requires the affirmative vote of the holders of at least a majority of the shares of common stock outstanding as of the Record Date. An abstention or failure to vote on this proposal is not an affirmative vote and will, therefore, have the same effect as a negative vote on this proposal at the Meeting.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
           AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 60,000,000.


                                   PROPOSAL 2

             AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
           CHANGE THE COMPANY'S NAME FROM "SAC TECHNOLOGIES, INC." TO
                          "BIO-KEY INTERNATIONAL, INC."


         The Company's Board of Directors has adopted and determined to submit to the shareholders of the Company a resolution to amend the Company's Articles of Incorporation to change the Company's name from "SAC Technologies, Inc." to "BIO-key International, Inc." A true and correct copy of the proposed amendment is attached hereto as Exhibit "B." The statements made in this Proxy Statement regarding this proposed amendment should be read in conjunction with and are qualified in their entirety by reference to Exhibit "B."


REASONS FOR PROPOSAL


         Your Board of Directors believes that the Company has been a pioneer in the development of biometric identification technologies and that the Company's current name does not sufficiently identify the Company's business. The Company's various biometric security solutions are marketed under names utilizing the words "BIO-key". Your Board of Directors believes that changing the Company's name to "BIO-key International, Inc." will create a natural association between the Company, its products and market applications. For the past several months, the Company has been operating under the fictitious name "BIO-key International" which appears to have been well received in the market.


                           VOTE REQUIRED FOR APPROVAL

         Under applicable Minnesota law and the Articles of Incorporation, approval of Proposal 2 requires the affirmative vote of the holders of at least a majority of the shares of common stock outstanding as of the Record Date. An abstention or failure to vote on this proposal is not an affirmative vote and will, therefore, have the same effect as a negative vote on this proposal at the Meeting.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
            AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE
                                 COMPANY'S NAME.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of January 3, 2002, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than five percent (5%) of the Company's outstanding common stock. The following table also sets forth, as of such date, the beneficial ownership of the Company's common stock by all officers and directors, individually and as a group.


                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                OWNERSHIP(1)     OF CLASS(1)
------------------------------------                ------------     -----------

Jeffry R. Brown                                       783,338(2)        5.9%
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121


Gary E. Wendt                                         549,280(3)        4.3%
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121


H. Donald Rosacker II                                  97,777(4)        *
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121

Jeffrey J. May                                         62,500(5)        *
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121


Mira LaCous                                           157,361(6)        *
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121

Barry M. Wendt                                        960,800           7.7%
c/o SAC Technologies, Inc.
1285 Corporate Center Drive
Suite No. 175
Eagan, MN 55121

Richard T. Fiskum                                   1,237,500           9.9%
28690 660th Avenue
Litchfield, MN 55355

N. Deanne Wittig and Richfield Bank & Trust Co.,    1,237,500           9.9%
Co-Trustees under the Will dated October 23,
1998, The Qualified Property Marital Trust II
10264 Scarborough Circle
Bloomington, MN 55437


All officers and directors as a group               1,650,256          12.0%
(5) persons


---------------------
*Less than 1%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934 and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 12,528,346 shares of common stock outstanding as of January 3, 2002.

(2) Consists of shares issuable upon exercise of options. Does not include 246,662 shares issuable upon exercise of options subject to vesting.


(3) Includes 144,280 shares issuable upon exercise of options. Does not include 29,100 shares issuable upon exercise of options subject to vesting.


(4) Consists of shares issuable upon exercise of options. Does not include 302,223 shares issuable upon exercise of options subject to vesting.

(5) Consists of shares issuable upon exercise of options. Does not include 137,500 shares issuable upon exercise of options subject to vesting.


(6) Consists of shares issuable upon exercise of options. Does not include 282,639 shares issuable upon exercise of options subject to vesting.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         In order for proposals of shareholders to be considered for inclusion in the proxy statement and form of proxy relating to the Company's next annual meeting of shareholders, such proposals are required to be received by the Company a reasonable time prior to the time the Company begins to print and mail proxy solicitation material relating to such meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ------------------------------------
                                        Jeffry R. Brown
                                        Chairman of the Board and
                                        Chief Executive Officer


Dated: January 8, 2002

                                   EXHIBIT "A"


         RESOLVED, that the first sentence of Article V of the Amended and Restated Articles of Incorporation of the Corporation, as amended to date, be amended to provide in its entirety as follows:

                  The Corporation is authorized to issue an aggregate total of sixty million (60,000,000) shares of voting common stock having a par value of $0.01 per share.

                                   EXHIBIT "B"


         RESOLVED, that Article I of the Amended and Restated Articles of Incorporation of the Corporation, as amended to date, be amended to provide in its entirety as follows:


                  The name of the Corporation shall be: BIO-key International, Inc.

                             SAC TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints Jeffry R. Brown, with power to appoint a substitute, and hereby authorizes him to represent and to vote all shares of common stock of SAC Technologies, Inc. held of record by the undersigned on January 3, 2002 at the Special Meeting of Shareholders of SAC Technologies, Inc. to be held on February 27, 2002 and at any adjournment(s) or postponement(s) thereof, and to vote as directed below on this form and in his discretion upon such other matters not specified as may come before said meeting.

Your Board of Directors encourages you to vote FOR both Proposals by marking the appropriate box (SEE BELOW), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. Please date, sign and return this proxy card promptly.


     THE PROXY CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD
     ----------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

--------------------------------------------------------------------------------

1.       Proposal 1

         Approval of amendment to the              FOR      AGAINST      ABSTAIN
         Articles of Incorporation to
         increase the number of authorized
         shares of common stock to 60,000,000      [ ]        [ ]          [ ]


2.       Proposal 2


         Approval of amendment to the              FOR      AGAINST      ABSTAIN
         Articles of Incorporation to change
         the name of the Company to "BIO-key
         International, Inc."                      [ ]        [ ]          [ ]

Check appropriate box
Indicate changes below:

Address Change [ ]  Name Change [ ]



The undersigned hereby acknowledges receipt of the Company's February 27, 2002 Special Meeting of Shareholders Proxy Statement.

                                    PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                    PROMPTLY IN THE ENCLOSED ENVELOPE. NO
                                    POSTAGE REQUIRED IF MAILED IN THE UNITED
                                    STATES.

                                    NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                    SIGNATURE(S)________________________________

                                    ______________________________________, 2002
                                    DATE


                                    NO. OF SHARES __________________